Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$2,218,318
Unrealized Gain (Loss) on Market Value of Futures	228,400
Interest Income	24,995
Total Income (Loss)	$2,471,713

Expenses
Investment Advisory Fee	$8,968
K-1 Tax Expense	47,445
Audit Fees	14,925
Brokerage Commissions	1,265
NYMEX License Fee	527
Non-interested Directors' Fees and Expenses	313
Total Expenses	73,443
K-1 Tax Expense Waiver	(44,946)
Audit Fees Waiver	(13,952)
Net Expenses	$14,545
Net Gain (Loss)	$2,457,168

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/08	$15,425,883
Net Gain (Loss)	2,457,168

Net Asset Value End of Period	$17,883,051
Net Asset Value Per Unit (300,000 Units)	$59.61

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502